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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2005
Date of Report (Date of earliest event reported)

FORTUNE PARTNERS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51256	98-0433974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 1050 West Pender Street Vancouver, British Columbia, Canada	V6E 3S7
(Address of principal executive offices)	(Zip Code)

(604) 714-3663
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

Effective on September 30, 2005 (the "Closing") Fortune Partners Inc. (the "Company") completed its previously announced (by way of Current Report on Form 8-K dated August 22, 2005) Agreement In Principle and resulting Share Exchange Agreement and related transactions (collectively, the "Share Exchange Agreement"), as entered into among the Company and each of Power Air Dynamics Limited (therein the "Vendor"), Power Air Tech, Inc. (therein "Power Air"), HDH Group, LLC (therein "HDH Group") and Mr. H. Dean Haley, pursuant to which the Company has now acquired from the Vendor all of the issued and outstanding shares of Power Air in consideration of, among other things, the issuance by the Company of 22,617,275 restricted common shares (each a "Share") of the Company.

The Share Exchange Agreement is being filed as Exhibit 10.1 to this Current Report.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01     Completion of Acquisition or Disposition of Assets.

Introduction

Forward-looking Statements

Much of the information included in this Current Report on Form 8-K (the "Current Report") includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled "Risk Factors" below, that may cause our or our Company's actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

The Company

As used in this Current Report, the terms "the Company", "our Company", "Fortune", "we", "us" and "our" refer to Fortune Partners, Inc. In this Current Report the symbol "Cdn. $" refers to Canadian dollars and the symbol "$" refers to United States dollars. All dollar amounts refer to United States dollars unless otherwise indicated.

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Our executive offices are located at Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7. Our telephone number is (604) 714-3663. Donald M. Prest, our Chief Financial Officer, currently provides this space to us free of charge. This space may not be available to us free of charge in the future. The value of these donated premises is Cdn. $250 per month.

The Acquisition of Power Air

On September 30, 2005 our Company acquired all of the issued and outstanding shares of Power Air in consideration of, among other things, the issuance by the Company of 22,617,275 restricted Shares in the following manner:

(a)     the issuance of 14,693,423 of the Shares to the Vendor at a deemed price of $0.65 per Share;

(b)     the issuance of 7,381,577 of the Shares to the HDH Group; with 2,836,121 of such Shares being issued at a deemed price of $0.533 per Share and with the remaining 4,545,456 of such Shares being issued at a deemed price of $0.65 per Share; issued in consideration of each of the HDH Group and Mr. Haley agreeing to accept such Shares in complete satisfaction of all claims and disputed claims previously advanced by them against the Vendor, Power Air and all of its subsidiaries and in consideration of HDH Group's efforts in continuing to commercialize Power Air's business;; and

(c)     the issuance of the balance of 542,275 of the Shares, at a deemed price of $0.553 per Share, to a substantial majority of the previous creditors of Power Air (each a "Creditor") in consideration of such Creditors agreeing to accept the Shares in complete satisfaction of all previous debts and/or services provided by such Creditors to Power Air, subject to a 15% discount.

This Closing of the Share Exchange Agreement represents a change in control of Fortune. The change in control, for accounting purposes, constitutes a re-capitalization of Fortune and, therefore, the transaction will be accounted for as a reverse merger whereby the legal acquirer, Fortune, becomes the acquired entity and the legal subsidiary, Power Air, becomes the continuing operations and acquiring company.

The following is a list of Creditors to which Shares were issued at Closing:

Name of Creditor	Amount previously owed by Power Air	Number of Shares issued
Robert E. Johnson	$97,923	177,253
Barbara J. Walsh	$94,094	170,306
Paul Dickinson	$2,923	5,290
James Kashmitter	$24,163	43,734
Plastic Service Center	$30,495	55,194
Asean Capital Pty Limited	$50,000	90,498

In conjunction with and as a consequence of the Closing of the Share Exchange Agreement the following material corporate transactions have also now occurred:

(a)     an aggregate of 1,550,000 issued and outstanding common shares of the Company owned by the Company's co-founders, Paul D. Brock and Donald M. Prest, have been returned to treasury for cancellation effective at Closing;

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(b)     an aggregate of 2,086,454 units of the Company (each a "Unit") have been issued by way of an unregistered private placement (the "Private Placement") to third party accredited investors (as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the "Securities Act")), at a subscription price of $0.65 per Unit for total gross proceeds of $1,356,195, with each such Unit being comprised of one common share and one non-transferable share purchase warrant of the Company (each a "Warrant"), and with each such Warrant being exercisable for one additional common share of the Company for a period of two years from the date of issuance thereof at an exercise price of $1.00 per common share;

(c)     effective at Closing or at October 3, 2005, the following changes have now occurred to the resulting directors and executive officers of the Company:

Director/officer	Position with the Company
H. Dean Haley	Executive Chairman, Chief Operating Officer and a director
Stephen Williams	President, Chief Executive Officer and a director
Stephen Harrison	a director
William J. Potter	a director
Paul D. Brock	a director
Donald Ceci	Vice-President Sales and Marketing
Remy Kozak	Vice-President Corporate Development
Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and rincipal Accounting Officer; and

(d)     effective at October 1, 2005 or at October 3, 2005 the Company and Power Air have now entered into employment agreements with each of Messrs. Steve Williams, Don Ceci and Remy Kozak (collectively, the "Employment Agreements").

The Employment Agreements are being filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report.

The Share Exchange Agreement Shares and the Private Placement Units were issued by the Company in reliance on Rule 506 and in offshore transactions in reliance on Regulation S promulgated under the Securities Act. The securities represented by the Company's Closing of its Share Exchange Agreement and the completion of its Private Placement have not been registered under the Securities Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

Other than as disclosed in this Current Report, there are no undisclosed relationships as between the Company, Power Air, any of their respective affiliates or any other parties other than in respect of the Share Exchange Agreement and the Employment Agreements referred to herein.

Description of Business

As a consequence of our Company's acquisition of Power Air the Company's main focus will now be as a development stage company engaged in the business of developing, manufacturing and marketing fuel cell based commercial products. At the same time the Company will continue as an exploration company engaged in the further exploration of its existing mineral claims as both time and funding permit.

Description of our new and continuing business - FUEL CELL OPERATIONS

On September 30, 2005 our Company acquired all of the issued and outstanding shares of Power Air.

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Power Air is a body corporate subsisting under and registered pursuant to the laws of the State of Delaware and was incorporated in October of 1997. It is engaged in the business of developing, manufacturing and marketing fuel cell based commercial products. Power Air has the exclusive worldwide license to zinc-air fuel cell ("ZAFC") technology that has been developed at the Lawrence Livermore National Laboratory ("LLNL"), in Livermore, California, for all fields of use (all stationary, portable and mobile applications) and commercialization.

Power Air's fuel cell technology is a metal oxide fuel cell using simple physical chemistry. The ZAFC uses a combination of oxygen and zinc pellets in a liquid alkaline mixture that generates electricity and at the same time creates residual zinc oxide that can be recycled back into reusable zinc (via electrolysis) so that it can again be fed into the ZAFC stack. Where desired, the "recycling" functionality can be combined with a ZAFC creating a zinc-air battery ("ZAB"). Alternatively, for applications where minimal downtime is desired, standalone ZAFC can be refuelled in a matter of minutes by flushing the spent zinc oxide and adding more zinc pellets.

The principal advantages ZAFC has over other fuel cell and battery technologies include its high specific energy and longer run time, its low cost of fabrication and operation, and its simple siting and refueling characteristics. High specific energy means that the ZAFC has a longer run time and higher power relative to its weight than most other fuel cell and battery technologies. When compared to lead-acid batteries, ZABs and ZAFCs are capable of up to eight times as much energy per unit mass and are nontoxic, non-combustible and long life. ZAFC's low cost of fabrication is due to a low operating temperature (which allows lower cost and easily molded plastics to be used in the casing) and the avoidance of costly membrane metals such as platinum. In addition, the abundance of both zinc and electrolyte combined with a patented feeder design allow ZAFCs to operate at constant power and voltage at costs below those of other emerging fuel cell technologies.

Advantages of the Zinc Air Fuel Cell technology

The ZAFC has a unique value in stationary and mobile applications that it derives from a combination of high specific energy and longer run time, simple siting and refueling characteristics, and low cost of fabrication and operation:

(a)     High specific energy means that the ZAFC has a longer run time and higher power relative to its weight than most other fuel cell and battery technologies. When compared to lead-acid batteries, ZABs and ZAFCs are capable of up to eight times as much energy per unit mass and are nontoxic, non-combustible and long life;

(b)     ZAFC's are refuelable in 5 minutes, from any state of discharge, by means of a simple hydraulic transfer. This allows a vehicle or stationary application to be available for nearly continuous use, except for refuelling stops of 5 minutes duration. Refuelling is accomplished without commercial infrastructure, using equipment owned and operated by the user. 100% of the zinc fuel entering the system is eventually converted to energy. The zinc air fuel cell can be brought to 100% capacity from any level of discharge, without removal or loss of any fuel already on board - in a manner analogous to refuelling a gasoline-powered vehicle;

(c)     ZAFC's are inherently low in initial hardware cost, being the consequence of the lack of complex electrode structures, expensive polymer membranes, and expensive cell hardware materials and electrode catalysts. Much of this is due to a low operating temperature (which allows lower cost and easily molded plastics to be used in the casing); and

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(d)     in addition to less "down-time" for recharging, the abundance of both zinc and electrolyte combined with a patented feeder design allow ZAFCs to operate at constant power and voltage at costs below those of other emerging fuel cell technologies.

Markets

The zinc/air fuel cell is constructed in a modular form of unit cells. The cells are joined together in a fuel cell module that is connected to an electrolyte storage tank containing electrolyte and discharge products. Each cell contains a lightweight plastic frame, an electronic circuit board, and a paper-thin air electrode.

Product plans are based on combining cell stacks with an electrolyte storage tank to form a 6-cell or 12-cell basic unit and stacks of 6 or 12 full-size cells can be linked together to provide the desired power and energy capacity for a particular application. The lightweight cells provide the power, and a storage tank holding the reserve of heavy electrolyte determines (along with the zinc) the total energy capacity of the fuel cell.

The zinc/air fuel cell combines atmospheric oxygen and pellets of zinc metal in a liquid alkaline electrolyte to generate electricity with by-products of zinc oxide and potassium zincates. In operation, the fuel cell consumes all of the zinc and refuelling is performed easily (in minutes or seconds, depending on application) by replacing spent electrolyte with fresh safe electrolyte combined with compact, cheap zinc pellets.

Six primary markets have been identified:

1.     Portable and Small Stationary Generator Units

Functionally identical to a diesel generator, zero on-site emissions, silent, and with weight/operating cost advantages in sizes ranging from 0.25 - 75 KW. Primary customers are OEMs, electric utilities, and major national retail chains. Some of the markets and applications for these products include farms and remote communities, restaurants , telecommunications, UPS, utility, and residential.

2.     Small On and Off Road Vehicular Power System

Low end use (range of 0.25 KW to 10 KW) is for scooters and bikes, 3-wheel taxicabs, golf carts, entertainment park people mover trains, factory materials handling vehicles such as forklifts. The product segment model for small vehicle applications is similar to the Light and Heavy Vehicular Program. These applications will be marketed and licensed to OEMs in most cases.

3.     Large Stationary Uninterruptible Power Supply (UPS) System

This unit is functionally equivalent to a diesel building stand-by generator. The UPS is provided with a flywheel, or other short duration power storage/retrieval device depending on the system situation in the size range of 100 to 750 KW (500 - 3,750 KWh). Some of the markets and applications for these products include hotels, airports and prisons.

4.     Light and Medium Vehicular Power Systems

High end use (range of 30 KW to 100 KW) in passenger cars and fleet local delivery small buses and vans. Power Air has been investigating the use of an Advanced Technology Transit Bus ("ATTB") low

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floor hybrid electric bus for demonstration. This bus would be provided from the ATTB program and fitted with zinc/air systems in the United States.

5.     Large Heavy Vehicular Power System

Public transport vehicles, such as urban buses and fleet operated heavy vehicles in the size range of 100 KW to 200 KW. Some of the markets and applications for these products include fleet highway delivery vehicles and large buses.

6.     Large Stationary Power Storage and Generation Unit

Designed for utility substation and distribution network infrastructure in the 1-to-5 mw range. Primary customers are electric utilities, governments, universities and large industrial customers. Some of the markets and applications for these products include peak shaving, standby power and primary power.

Competition

Power Air's competitors in the fuel cell industry include Fuel Cell Energy, Inc., Arotech Corporation, Avista Laboratories, Inc., Hydrogenics and Plug Power Inc.

Description of our previous and continuing business - MINERAL OPERATIONS

Prior to the completion of the Share Exchange Agreement and since incorporation we have been an exploration stage company engaged in the acquisition and exploration of mineral properties. Our management began to evaluate the area of Stewart, British Columbia, Canada, currently encompassing our mineral claims, in September of 2004 as the result of an increase in gold and silver prices. Shortly thereafter we incorporated our company and in October of 2004 we purchased our mineral claims from Teuton Resources Corp. for the cash payment of US $10,000. Under British Columbia mining legislation a foreign corporation cannot be the registered holder of a British Columbia mining claim. Correspondingly, and to avoid the costs of creating a British Columbia wholly-owned subsidiary for the sole purpose of holding the registered title to our mineral claims, we decided to register our mineral claims in the name of one of our directors, Paul D. Brock, and, as a result, at our instruction Teuton Resources Corp. transferred the registered title to our mineral claims directly to Mr. Brock by way of Bill of Sale for no additional consideration. By Declaration of Trust dated November 29, 2004 Mr. Brock declared that he holds a 100% undivided and legal, beneficial and registered in and to the mineral claims for us and that he will deliver registered title to our mineral claims to us upon our demand. As a consequence Mr. Brock did not pay for the mineral claims and his interest in the claims is fiduciary in nature as he holds the claims in trust for us. Mr. Brock will transfer legal title to our mineral claims to a British Columbia subsidiary to be formed and wholly-owned by us if any mineralized material is discovered on our mineral claims.

The mineral claims are located approximately 58 kilometers north of Stewart, B.C., in the Skeena Mining Division, NTS 104 A/5W. Each mineral claim entitles us to one-quarter section of property reserved for mineral exploration that consists of 450 hectares. The total area of the four mineral claims is approximately 1800 hectares, with each of the four claims consisting of approximately 450 hectares. Each claim is further subdivided into 18 units, consisting of approximately 25 hectares each, for a total number of 72 units consisting of 1800 hectares. The mineral claims are in good standing with the Province of British Columbia through to July of 2006. Aside from the purchase agreement transferring ownership of the claims from Teuton Resources Corp. to Paul D. Brock, and the Declaration of Trust between Mr. Brock and our company, there are no other material agreements entered into regarding the company and the mineral claims.

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During the period from incorporation, August 26, 2004, to the date of this Current Report, we have raised capital through the sale of shares of our common stock in order to cover administrative and organizational expenses, fund the acquisition cost of the mineral property, provide adequate capital to complete stage one of phase one of the exploration work program on the mineral claims and pay for the cost of this current report.

Since we are also an exploration stage company there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Recording of the mineral claims

Our mineral claims consist of four mineral claims located in the northwestern part of Stewart, British Columbia. The mineral claims have the following legal description:
Name of Mining Claim	Tenure Number	Units	Expiry Date

Tetrahedrite 1	409103	18	July 9, 2006
Tetrahedrite 2	409104	18	July 9, 2006
Tetrahedrite 3	409105	18	July 9, 2006
Tetrahedrite 4	409106	18	July 9, 2006

If we receive favourable preliminary results on the above-mentioned claims, then we intend to proceed with continued mapping, sampling and drilling and completing the proposed work program.

Technical information and description of the mineral claims

Our mineral property claims are the subject of an updated geological report prepared by E.R. Kruchkowski, B.Sc., P.Geo., dated August 10, 2005 (the "Report"). The following description of the mineral property is summarized from Mr. Kruchkowski's Report. There is no relationship between Mr. Kruchkowski and us, our officers, our directors or our affiliates.

Summary

Our tetrahedrite claims are located 58 kilometres north of Stewart, British Columbia, in the Skeena Mining Division. The property covers an area of volcanic and sedimentary rocks of the Unuk River, Betty Creek and Salmon River Formations, variably altered and intruded by a pyritic feldspar porphyry diatreme. The property consists of 72 units within 4 contiguous mineral claims totaling 1800 hectares.

There are no known ore bodies on our mineral claims.

The property lies within a belt of Jurassic volcanic rocks extending from the Kitsault area, south of Stewart, to north of the Stikine River. This belt is host to numerous gold and gold-silver deposits, in a variety of geological settings, including the former producing Snip and Premier-Big Missouri properties as well as the presently producing Eskay Creek. Reserves have been reported from a number of other properties including Red Mountain, the Brucejack Lake area and Georgia River. In addition, numerous gold-silver showings have been reported by exploration companies along this belt of rocks. Previous silver production has been reported from the Kitsault area as well as Mount Rainey, near Stewart. At least three porphyry type deposits with Cu-Mo, Cu-Mo-Au or Cu-Au mineralization are also present.

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Two types of mineralization on the property have been located along the north side of Knipple Lake and just south of Knipple Glacier. The first type of mineralization consists of extensive pyrite filled breccia zones within the feldspar porphyry. The second type of mineralization consists of numerous parallel to sub-parallel fissure filled argentiferous quartz-sulphide veins located just west of the feldspar porphyry. These intersect all the rock units encountered on the property but are most predominant in the Betty Creek Formation on the north shore of Knipple Lake.

Mineralization consisting of galena, sphalerite, chalcopyrite and tetrahedrite occurs as massive to semi-massive lenses, pods and stringers in the quartz. Where the veins intersect, mineralization can form zones from 1-1.5 meters in width. Individual veins can vary from 7 cm up to 0.8 m wide with lenses averaging 10-20 meters in strike length. These veins are located in a zone at least 80 m wide extending 120 m north of Knipple Lake. At this point, an east west structure truncates this zone with similar mineralization but more sparse continuing on the north side. Sulphide-bearing veins and structures have been traces for at least 500 m to the north of Knipple Lake.

During July 2005, geochemical sampling was conducted on the property to test the various identified veins, locate potential new mineralization and prospect north of the known vein systems. Work has shown that silver bearing sulphides are hosted in a limy volcanic unit laying south of a feldspar porphyry. A total of 75 rock samples and 6 silt samples were collected during the program. Geochemical sampling gave values of 0.01 to 3.77 g/t Au, 2 to 13, 951 g/t Ag, 0.001 to 5.702 % Cu, 0.01 to 67.50 % Pb and 0.01 to 40.01 % Zn.

The property shows similarity in terms of setting and age to that of Pacific Cassiar's Porter-Idaho (911,000 tonnes @ 19.5 opt Ag with 5 % Pb-Zn) 5 km south of Stewart.

With the recent ablation of Knipple Glacier, geochemical surveys may indicate extension of mineralization to the north of that previously outline. Mapping of a small island in previous programs, 600 m south of the quartz-sulphide vines on the north shore of Knipple Lake, indicates similar geology to that above. As a result, it would appear that the vein systems could extend at least 600 m south. This would indicate a potential strike length of at least 1.1 kilometres for the mineralized shear zones.

A phase II program is recommended based on results of the first phase. It is recommended that the following program be conducted: trenching should be completed over newly discovered mineralization at an estimated cost of Cdn. $13,000.00.

Management of the Company presently expects to complete the phase II recommended program when weather permits next June or July.

Compliance with Government Regulation

Work on the claims is governed by the laws of the Province of British Columbia. Titles to mineral claims are issued and administered by the Mineral Titles Branch, Ministry of Energy and Mines, and title must comply with all provisions under the Mineral Tenure Act (British Columbia) (the "Mineral Tenure Act"). A mineral claim acquires the right to the minerals which were available at the time of location and as defined in the Mineral Tenure Act. There are no surface rights included, but the title holder has the right to use the surface of the claim for mining purposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Our mineral exploration program will comply with the Mineral Tenure Act which sets forth rules for locating claims, posting claims, working claims and reporting work performed. We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

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We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that results in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit if we proceed beyond the exploration work contemplated by our proposed phase II exploration programs. There is a charge of approximately $1,250 in order to obtain a work permit under the Mineral Tenure Act. The time required to obtain a work period is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mineral Tenture Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance. No remediation work is anticipated as a result of completion of phase one and phase two of the exploration program.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the Report. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in phase II because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended phase one or phase two exploration programs on our claims.

We have filed the applicable work expenditures required by British Columbia mining regulations which extends the mineral claims to July of 2006.

There are also several governmental regulations that materially restrict the exploration or exploitation of minerals. In particular, and as set forth above, our activities are subject to environmental legislation which generally provide for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties, and certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent.

Competitive Conditions

The mineral exploration industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we generally compete with other exploration companies, there is no competition for the exploration of minerals from our claims. Readily available mineral markets exist in the United States and around the world for the sale of minerals if we ever experience production. Therefore, we will likely be able to sell any minerals if we ever successfully discover and recover any minerals. There are no assurances, however, that the prevailing prices for such minerals will result in profitable operations.

We are a junior mineral exploration company. We compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in

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junior mineral exploration companies. The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Plan of Operation

Fuel Cell Operations

Fuel cell operations have been underway within Power Air for some time. In 2001 Power Air completed its formal working procedures with LLNL for the research and development and design of applications through a series of Cooperative Research and Development Agreements. While working with the LLNL, Power Air completed the first two phases of its design and development plans:
Phase 1:	Establish the design, development, and commercialization program and structures with the United States Department of Energy - LLNL.
Phase 2:	Engineer, demonstrate and test a 6-cell (300 watt) and 12-cell (600 watt) zinc/air fuel cell to use as platform base for production prototypes for various power applications.
Phase 3:	Develop 0.5 KW to 4 KW production prototypes for emergency and stationary power and portable generators.
Phase 4:	Develop 0.25 KW to 4 KW production prototypes for power sources and packs for mopeds, bikes, 3-wheel taxicabs, and small light vehicles for off/on-road applications.
Phase 5:	Develop 4 KW to 10 KW production prototypes for power sources and packs for mobile and stationary gen-sets, small buses, and small light vehicles for off/on-road applications.
Phase 6:	Develop 30 KW to 200 KW production prototypes for commercial power sources for stationary UPS and for local and large highway buses and van sized fleet delivery vehicles.
Phase 7:	Development production prototypes for large-scale (1 to 5 MW) stationary applications.
Phase 8:

Develop 3 kg/day and 80 kg/day Zinc Regeneration/Refueling System and Sub-license and integrate the electromagnetic mechanical battery (EMB) flywheel power system as an integrated power peaking and UPS component for all stationary and mobile applications requiring a flywheel power system.

Timelines for commercialization

The basic research and development, including proof of concept, on the zinc air fuel cell technology is complete. Several 6-volt 300-Watt prototypes have been built and tested successfully. While zinc-air technology has a wide range of applications, Power Air will focus its attention on replacing battery and genset products in the emergency power and back-up power markets in the near term.

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Further commercialization will depend on how quickly the markets evolve and (in some of the larger scale projects) on the scalability of the ZAFC technology itself:

Investment going forward

The United States Government and some of its agencies have spent over $8 million on the initial development of the zinc air fuel cell. Power Air and its parent company, the Vendor, raised an additional $5 million over the next three years that was spent on the pre-commercialization of the zinc air fuel cell. With the completion of the Private Placement, it is presently envisioned that: (i) $1 million is to be spent on implementation; (ii) $200,000 on commercialization expansion; and (iii) the remainder will go towards working capital surplus.

Mineral Operations

Management of the Company is presently considering the merits of completing the phase II recommended work program on its mineral claims, and if management proceeds it will do so when weather permits next June or July.

Employees

Effective at Closing of the Share Exchange Agreement or at October 3, 2005 the Company and Power Air have now entered into Employment Agreements with each of Messrs. Stephen Williams (in his capacity as President and Chief Executive Officer of our Company), Don Ceci (in his capacity as Vice President Sales and Marketing of our Company) and Remy Kozak (in his capacity as Vice President Corporate Development of our Company); the details of which Employment Agreements being provided for elsewhere in this Current Report. Prior to the Closing we did not have any employees other than our then officers, Paul D. Brock and Donald M. Prest, who each spent 10% of their time, or five hours per week, working for the Company. We intend to retain independent consultants on a contract basis to conduct the recommended work program on our mineral claims and to further the development of our ZAFC business.

Subsidiaries

Other than Power Air, we do not have any other subsidiaries.

Off Balance Sheet Arrangements

There are no transactions involving the Company and other parties which have not been reflected in the Company's balance sheets.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of September 30, 2005, including shares owned by the officers and directors, individually or as a group. All shares are owned directly.


Title of class	Name and address of beneficial owner	Amount and nature of beneficial owner	Percent of class
Common Stock	Power Air Dynamics Limited(1) Level 2, 33 York Street, Sydney, Australia, 2000	14,693,423(1)	35.06%
Common Stock	HDH Group, LLC(2) 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401	7,381,577(2)	17.62%
Common Stock	Paul D. Brock 321-255 Newport Drive Port Moody, B.C., Canada V3H 5H1	1,100,000	2.63%
Common Stock	Donald M. Prest 306-4685 Valley Drive Vancouver, B.C., Canada V6J 5M2	1,100,000	2.63%
Common Stock	H. Dean Haley(2) 3801 Albert Matthews Road, Columbia, Tennessee, U.S.A., 38401	Nil(2)	0%
Common Stock	Stephen Williams 40 Lane 163 Crooked Lake, Angola, Indiana, U.S.A., 46703	Nil	0%
Common Stock	Stephen Harrison(1) Level 2, 33 York Street, Sydney, Australia, 2000	Nil(1)	0%
Common Stock	William J. Potter New York, New York, U.S.A.	Nil	0%
Common Stock	All executive officers and directors as a group (four persons)	9,581,577(1)(2)	22.87%

(1)     An Australian corporation of which Mr. Harrison is a shareholder and director, however, over which Mr. Harrison does not have voting and dispositive power.

(2)     A Tennessee corporation over which Mr. Haley has voting and dispositive power.

The percent of class is based on 41,903,729 shares of common stock issued and outstanding as of September 30, 2005.

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Directors and Executive Officers, Promoters and Control Persons

Directors

H. Dean Haley

Stephen Williams

Stephen Harrison

William J. Potter

Paul D. Brock

Executive Officers
Name of Officer	Office
H. Dean Haley	Executive Chairman and Chief Operating Officer
Stephen Williams	President and Chief Executive Officer
Donald Ceci	Vice President Sales and Marketing
Remy Kozak	Vice President Corporate Development
Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

H. Dean Haley, Executive Chairman, Chief Operating Officer and a director

Mr. Haley became our Executive Chairman, Chief Operating Officer and a director effective on Closing. Mr. Haley is the founder of the HDH Group, a technology acquisition and development company, based in New York. For the past five years Mr. Haley was a Division Vice President of Orange and Rockland Utilities, Inc. in New York and was the founder and President of Compass Resources, Inc. and a former Bechtel executive. Mr. Haley has focused on acquiring/developing new technologies and technology companies offering products and services to the power and energy industries.

Stephen Williams, President, Chief Executive Officer and a director

Mr. Williams became our President, Chief Executive Officer and a director effective on Closing. Mr. Williams has been President of two NASDAQ listed software and telecommunications companies in the past decade. Stephen started his career on Wall Street working his way from institutional account manager to senior manager with one of the "Street's" top brokerage houses. Upon leaving investment banking, Mr. Williams served as a senior officer of the Wendell Phillips Oil Company based in London, England. His concentration is in the areas of mergers and acquisitions, public and private equity placements, and advisory roles in strategic planning.

Stephen Harrison, director

Mr. Harrison became a director of our Company effective on Closing. He is currently a member of our audit committee. Mr. Harrison has over 24 years of experience in the financial services and accounting fields. He was until recently an Australian director for one of the world's largest fund management and private investment banking groups and was previously Chairman of the Australian Investment Committee for that banking group. In addition, he has held the position of sole Australian Director for the Australian subsidiary of Sanford C. Bernstein, a large US based fund manager. Mr. Harrison holds a number of other directorships and senior management positions with companies across Australia.


William J. Potter, director

Mr. Potter became a director of our Company effective on Closing. He is currently a member of our audit committee. Mr. Potter is an investment/merchant banker with more than 30 years of experience. He has managed closed-end funds in the United States and Canada and served on the boards of more than 20 United States domiciled public companies, as well as numerous foreign-based companies. His current directorships include the National Foreign Trade Council, the nation's oldest lobbying organization; Aberdeen Asset Management Limited; and Alexandria Bancorp, a banking subsidiary of Canadian money manager Guardian Capital Group. He has been designated as a financial expert for Sarbanes-Oxley. Mr. Potter received an A.B. degree from Colgate and a M.B.A. degree from Harvard University.

Paul D. Brock, director

Paul D. Brock had served as our President, Chief Executive Officer and a director since October 5, 2004 and continues as a director of our Company after Closing. He is currently a member of our audit committee. Additionally, Mr. Brock is the President and Chairman of VendTek Systems Inc., a publicly traded company on the TSX Venture Exchange which develops and licenses e-Fresh software and related technologies for the electronic distribution of prepaid telecommunication and financial services, as well as the President of its subsidiaries VendTek Industries (Canada), VendTek Technologies (China) and VendTek Asia Pacific (Singapore). Mr. Brock has served as President of VendTek Systems Inc. from December 1988 to the present and devotes 35% of his time to his duties. Mr. Brock has been President of VendTek Systems Technologies (Beijing) Co. Ltd. from August 2003 to the present and devotes 40% of his time to his duties. Further, Mr. Brock has been a director of Now Prepay Corp. from 2001 to the present and devotes 5% of his time to Now Prepay Corp. VendTek's customers and its subsidiaries, Now Prepay Corp. (in Canada) and VendTek Systems Technologies (in China), are using e-Fresh software to build electronic, prepaid services networks which enable consumers to purchase prepaid services via POS and self-serve terminals connected to a central e-Fresh server. Now Prepay Corp. has created an electronic distribution network for electronic products and services such as prepaid cellular and prepaid long distance. Mr. Brock has also been the President of Bent Technologies Inc. from 1999 to the present and spends 10% of his time in that capacity. Bent Technologies Inc. is a private company engaged in International Business and Trade consulting, and provides a range of business services including consulting, international trade and business introductions. In summary, Mr. Brock has more than 10 years of international business, trade, sales and marketing experience and has spent the past three years in China where he has developed relationships and expertise in Chinese business culture. Mr. Brock has experience in public company management and reporting, investor relations and financing, including equity, special unit and convertible debenture financings. Mr. Brock is a graduate of the British Columbia Institute of Technology's Robotics and Automation Technology Program, a graduate of Simon Fraser University's Executive Management Development Program and a member in good standing of the professional association of the Applied Science Technologists of British Columbia since 1998.

Donald Ceci, Vice President Sales and Marketing

Mr. Ceci became our Vice President Sales and Marketing effective on October 3, 2005. Mr. Ceci has 20+ years experience managing sales/marketing activities for high technology companies including IBM, Philips, Comdisco, Ricoh, and, most recently, Ballard Power Systems, Inc. Mr. Ceci joined Ballard in 2001 and, as the Director of Sales, was responsible for building the Sales and Service Organizations required to bring Transportation and Power Generation fuel cell based products to market. His experience and focus are in Business Plan and Distribution Development/Implementation, Business and Partner Development, Revenue Growth, and North American/International sales team management.

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Remy Kozak, Vice President Corporate Development

Mr. Kozak became our Vice President Corporate Development effective on Closing. Mr. Kozak was previously a partner of ARK eXecutives, a European interim management firm. Mr. Kozak contributed to the development and expansion of several businesses. Prior to ARK, Mr. Kozak worked for several years as a senior director with Global One in Brussels. He holds an M.BA from the University of British Columbia and a B.A.Sc. (Honours) in Computer and Electronics Engineering from Simon Fraser University.

Donald M. Prest, Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

Donald M. Prest has served as our Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer since August 26, 2004, devoting 10% of his time to the Company, and ceased to be a director effective at Closing. Mr. Prest was also President of our company from August 26, 2004 and resigned as President of our company on October 5, 2004 in place of Mr. Brock. Mr. Prest is an Audit Partner of Manning Elliott, Chartered Accountants, located in Vancouver, British Columbia, where he has been employed in that capacity since January 1, 1992. Manning Elliott is a qualified audit firm under the Public Company Accounting Oversight Board (United States). Mr. Prest provides international tax planning and business advisory services for numerous Canadian, U.S. and Chinese businesses that plan to go public in North America. Once these businesses are public, Mr. Prest provides continuing disclosure services to these public companies. Mr. Prest has established a specialty consulting practice in China and assists Chinese businesses in gaining access to the North American public markets. Mr. Prest started his career in 1983 upon graduating from the British Columbia Institute of Technology with a Diploma in Financial Management. Mr. Prest completed his Chartered Accountant's program in 1988, received his Chartered Accountant's designation in 1991 and his United States Certified Public Accountant's designation in 1997.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise between our business and our directors' other business activities. We are not aware of any existing conflicts between us and our directors' other business activities.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Potter is a financial expert for the purposes of our audit committee and that he is independent.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, on August 26, 2004, until September 30, 2005.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Paul D. Brock, former President and CEO	2005 2004(*)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Donald M. Prest, Secretary, Treasurer and CFO	2005 2004(*)	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(*)     Our company was only incorporated in August of 2004.

None of our directors have received monetary compensation since our incorporation to the date of this Current Report. We currently do not pay any compensation to our directors serving on our Board of Directors, and we do not presently intend to compensate any our officers during the current fiscal period other than under our Employment Agreements which are described hereinbelow.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception on August 26, 2004.

Employment Agreements

As a consequence of the Closing of the Share Exchange Agreement our Company has now entered into the following material Employment Agreements:

(a)     Steve Williams Services Agreement, dated for reference effective on October 1, 2005, as entered into between the Company and Mr. Williams. This Employment Agreement provides for, among other matters, the yearly payment by the Company to Mr. Williams, in his capacity as the Company's President, of $150,000;

(b)     Sales and Marketing Employment Agreement, dated for reference effective on October 3, 2005, as entered into among the Company, Power Air and Mr. Ceci. This Employment Agreement provides for, among other matters, the monthly payment by the Company to Mr. Ceci, in his capacity as the Company's Vice President Sales and Marketing, of $10,000; and

(c)     Corporate Development Employment Agreement, dated for reference effective on October 3, 2005, as entered into among the Company, Power Air and Mr. Kozak. This Employment Agreement provides for, among other matters, the initial monthly payment


by the Company to Mr. Kozak, in his capacity as the Company's Vice President Corporate Development, of $8,333.

The Employment Agreements are being filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report and are incorporated herein by reference.

Reports to Security Holders

You may read any materials filed with the Securities and Exchange Commission at its principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(a)     any of our directors or officers;

(b)     any person proposed as a nominee for election as a director;

(c)     any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

(d)     any of our promoters; or

(e)     any relative or spouse of any of the foregoing persons who has the same house as such person, except for the following:

(i)     Paul D. Brock, a director, and Donald M. Prest, the Company's Chief Financial Officer, each acquired 500,000 shares of the Company's common stock at a price of $0.001 per share. Mr. Brock and Mr. Prest each paid a total purchase price of $500 for the shares on September 9, 2004;

(ii)     on August 27, 2004 the former President of the Company loaned $2,000 to the Company to pay for organizational costs. This loan did not bear interest and was repaid on September 30, 2004. Since incorporation the Company has recognized a total of Cdn. $250 for donated rent provided by a partnership, of which, the former President of the Company is a partner;

(iii)     other than the purchase of the shares, Messrs. Brock and Prest have not entered into any agreements with the Company in which they are to receive from the Company or provide to the Company anything of value except for the services of Mr. Prest during September of 2004 which were valued at $5,000 and donated to the Company;


(iv)     with regard to our mineral claims, the Company acquired the claims in October of 2004 by purchasing them from Teuton Resources Corp. for the cash payment of US $10,000. To avoid the costs of creating a British Columbia wholly-owned subsidiary for the sole purpose of holding the registered title to our mineral claims, we decided to register our mineral claims in the name of our director, Paul D. Brock, and, as a result, at our instruction Teuton Resources Corp. transferred the registered title to our mineral claims directly to Mr. Brock by way of Bill of Sale for no additional consideration. By Declaration of Trust Mr. Brock declared that he holds a 100% undivided and legal, beneficial and registered in and to the mineral claims for us and that he will deliver registered title to our mineral claims to us upon our demand; and

(v)     as a consequence of the Closing of the Share Exchange Agreement:

(A)     an aggregate of 1,550,000 issued and outstanding common shares of the Company owned by the Company's co-founders, Messrs. Brock and Prest, were returned to treasury for cancellation;

(B)     14,693,423 of the Shares were issued to the Vendor of which Mr. Harrison is a shareholder and a director; and

(c)     7,381,577 of the Shares were issued to the HDH Group which is owned and controlled by Mr. Haley.

Description of Securities

General

Our authorized capital stock consists of 375,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of the date of this Current Report 41,903,729 shares of common stock are issued and outstanding and held by approximately 120 shareholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Articles of Incorporation. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


Preferred Stock

As of the date of this Current Report there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this Current Report, and in connection with the completion of the Private Placement, there are now 2,086,454 Warrants outstanding in the Company to acquire an equivalent number of common shares of the Company at an exercise price of $1.00 per common share until September 30, 2007. There are no other outstanding warrants to purchase our securities, however, we may issue warrants to purchase our securities in the future.

Options

As of the date of this Current Report there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, officers, employees and consultants.

Convertible Securities

As of the date of this Current Report we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

Market for Common Equity and Related Stockholder Matters

Market for our Common Stock

Our common shares are currently traded on the OTC Bulletin Board under the trading symbol "FTPI".

Holders of Our Common Stock

As of the date of this Current Report we have approximately 120 registered shareholders.

Rule 144 Shares

A total of up to approximately 17,200,000 shares of our common stock (inclusive of those held by our affiliates) are available for resale to the public after September 30, 2005 and a total of up to approximately a further 24,703,729 shares of our common stock issued under the Share Exchange Agreement and the Private Placement (inclusive of those now held by our affiliates) are available for resale to the public after September 30, 2006 in accordance with the volume and trading limitations of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:


(a)     1% of the number of shares of the company's common stock then outstanding; which, in our case, will equal approximately 419,037 shares as of the date of this current report; or

(b)     the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k) a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this Current Report persons who are our affiliates hold up to approximately 1,450,000 of the shares that will be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than ten percent of the aggregate amount of common shares then outstanding.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)     we would not be able to pay our debts as they become due in the usual course of business; or

(b)     our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Legal Proceedings

We are not currently a party to any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Recent Sales of Unregistered Securities

We completed our Private Placement of 2,086,454 Units of the Company on the date of Closing to a total of 64 purchasers, at a subscription price of $0.65 per Unit, for total gross proceeds of $1,356,195, with each such Unit being comprised of one common share and one non-transferable share purchase Warrant


of the Company, and with each such Warrant being exercisable for one additional common share of the Company for a period of two years from the date of issuance thereof at an exercise price of $1.00 per Warrant common share. We completed the offering to all but six persons pursuant to Regulation S and Section 4(2) of the Securities Act. These persons purchasing Units pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of and were not citizens of the United States. Those six individuals, who are residents of the United States, purchased Units pursuant to Rule 506 of Regulation D of the Securities Act and represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the share and Warrant certificates issued to these eight purchasers in accordance with Rule 144. As to the balance of the 58 purchasers, we did not engage in a distribution of this offering in the United States. Each such purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the share and Warrant certificates issued to each such purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

The Share Exchange Agreement Shares were issued by the Company in reliance on Rule 506 and in offshore transactions in reliance on Regulation S promulgated under the Securities Act. The securities represented by the Company's Closing of its Share Exchange Agreement and the completion of its Private Placement have not been registered under the Securities Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.001 per share to officers and directors on September 9, 2004, for total proceeds of $1000. We completed this offering pursuant to Regulation S and Section 4(2) of the Securities Act. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 4,250,000 shares of our common stock at a price of $0.02 per share to a total of 35 purchasers on September 30, 2004, for total proceeds of $85,000. Effective on December 31, 2004, 250,000 of these shares which had been issued by the company in consideration for the settlement of an aggregate of $5,000 in legal services were returned to treasury and cancelled; with such legal fees then being reinstated as a liability to the company. We completed the offering to all but two persons pursuant to Regulation S and Section 4(2) of the Securities Act. These persons purchasing common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that they resided outside of and were not citizens of the United States. Those two individuals, who are residents of the United States, purchased common shares pursuant to Rule 504 of Regulation D of the Securities Act and represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificates issued to these two purchasers in accordance with Rule 144. As to the balance of the 33 purchasers, we did not engage in a distribution of this offering in the United States. Each such purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each such purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under Nevada law or otherwise, we have been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.

Under the Nevada Revised Statutes director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. That is not the case with our articles of incorporation. Excepted from that immunity are:

(a)     a wilful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(b)     a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(c)     a transaction from which the director derived an improper personal profit; and

(d)     wilful misconduct.

Under Article VII, our Bylaws provide the following indemnification:

01.     Indemnification

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

02.     Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged


to be liable for gross negligence or willful misconduct in the performance of such person's duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

03.     Successful Defense

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

04.     Authorization

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

05.     Advances

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

06.     Nonexclusivity

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

07.     Insurance

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in


any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

08.     "Corporation" Defined

For purposes of this Section, references to the "Corporation" shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting Shares of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

09.     Further Bylaws

The Board of Directors may from time to time adopt further Bylaws with specific respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

Risk Factors

Please consider carefully the risk factors set out below.

Risks Relating generally to the Company's Operations

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The Company's audited financial statements for the period from inception to September 30, 2004, together with the Company's most recent unaudited financial statements for the nine-month period ended June 30, 2005, have been prepared assuming that we will continue as a going concern. We were incorporated on August 26, 2004, and we do not have a history of earnings and, as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Those financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we do not obtain additional financing our business plan will fail.

Notwithstanding the recent completion by the Company of its Private Placement, we will need to obtain additional financing in order to complete our business plan. As of September 30, 2005, we had cash on hand and in trust of approximately $1,300,000. Our business plan calls for significant expenses in connection with the exploration of our mineral property and the development of our ZAFC business.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not earned any revenues and we have not achieved profitability as of the date of this Current Report. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any


assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completing exploration on our mineral claims and developing our ZAFC technology, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our mineral claims, we will fail and you will lose your entire investment.

We rely on key members of management, the loss of whose services would have a material adverse effect on our success and development.

Our success depends to a certain degree upon certain key members of the management. These individuals are a significant factor in our growth and success. The loss of the service of members of the management could have a material adverse effect on us.

Our directors may experience conflicts of interest which may detrimentally affect our profitability.

Certain directors and officers may be engaged in, or may in the future be engaged in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest.

Risks Relating to the Company's Fuel Cell Operations

In addition to the risk factors listed above which apply to our Company, please consider carefully the risk factors set out below which set out those risks specific to our fuel cell business.

Need for Infrastructure and Funding

We are currently at a stage where we require external capital to carryout full scale commercialization. We may need to raise additional funds to reach revenue generation stage. We may not be able to obtain financing on acceptable terms when we need it. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions or compete effectively.

No strategic agreements in Place

We currently have no commercialization or strategic partnership agreements in place to assist in the development and funding of additional prototypes. These agreements need to be completed as soon as reasonably possible. Our growth will depend, in large part, on these such partnerships. If we are unable to develop and maintain these relationships, our ability to penetrate and compete successfully in the fuel cell market would be materially adversely affected.

Marketplace

The marketplace that we are trying to service is becoming more competitive with offerings from many companies. Many large competitors may also eventually dominate the marketplace with access to significantly more financing than our Company.


Delays in Releasing New Technologies

In connection with the development and construction of any new facility, a number of events over which we will have no control could occur that might materially adversely affect the costs and completion times of such projects. Such events include governmental regulatory approvals, shortages of or the inability to obtain labour and/or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions and acts of God, availability and cost of needed financing. In addition, we will be dependent on unaffiliated third parties to complete the construction of our production facilities. Accordingly, there can be no assurance that we will be able to complete any of our planned processing facilities in a timely manner or within our proposed budgets.

Risks Relating to the Company's Mineral Operations

One of our directors is the registered holder of our mineral claims and he could transfer title to a third party without our knowledge which would deprive us of the development of our mineral claims upon which our business plan is based or cause our director and our mineral claims to be subject to third party claims.

Under British Columbia mining legislation a foreign corporation cannot be the registered holder of a British Columbia mining claim. To avoid the costs of creating a British Columbia wholly-owned subsidiary for the sole purpose of holding the registered title to our mineral claims, we decided to register our mineral claims in the name of one of our directors, Paul D. Brock. By Declaration of Trust dated November 29, 2004 Mr. Brock declared that he holds a 100% undivided and legal, beneficial and registered in and to the mineral claims for us and that he will deliver registered title to our mineral claims to us upon our demand. However, in the interim our director could convey registered title to our mineral claims to a third party without our knowledge who would then hold superior registered title to our mineral claims. If this occurs we may lose our only asset and we will not be able to execute our business plan. Our only remedy may then be to seek damages from our director for breach of fiduciary duty and be compensated with monetary damages. In addition, and as a result of Mr. Brock being the registered holder of our mineral claims, any third party claims which might be brought as against Mr. Brock could result in our mineral claims being subject to such third party claims.

Because our directors and officers have no experience in mineral exploration and do not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Our directors and officers have no experience in mineral exploration and do not have formal training as geologists or in the technical aspects of management of a mineral exploration company. As a result of this inexperience there is a higher risk of our being unable to complete our business plan for the exploration of our mineral claims. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry out planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail.

Because our management lacks technical training and experience with exploring for, starting and/or operating a mine, there is a higher risk our business will fail.

Our management lacks technical training and experience with exploring for, starting and/or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches which mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could


suffer irreparable harm due to management's lack of experience in the industry.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral property contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the mineral property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case we would be unable to complete our business plan and you would lose your entire investment. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices. Any material change in quantity of mineral reserves, mineral resources, grade or stripping ratio may affect the economic viability of our properties. In addition, there can be no assurance that silver recoveries or other metal recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets resulting in the loss of your entire investment.

If we discover commercial reserves of precious metals on our mineral claims, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.

Our mineral claims do not contain any known bodies of ore. If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment.

Because access to our mineral claims is often restricted to the period between June and October of each year due to inclement weather, our exploration efforts and business plan may be significantly delayed which may cause our business to fail.

Access to our mineral claims is restricted to the period between late June extending into late October of each year due to snow and storms in the area. As a result, any attempts to visit, test or explore the mineral claims are largely limited to the few months out of the year when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. This may cause our business venture to fail and the loss of your entire investment.

As we undertake exploration of our mineral claims we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

There are several governmental regulations that materially restrict the exploration or exploitation of minerals. We will be subject to the Mining Act of British Columbia as we carry out our exploration


programs. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program. In addition, environmental assessments of proposed projects carry a heightened degree of responsibility for us and our directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on our financial condition. Furthermore, environmental hazards may exist on our properties which are currently unknown to us. We may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse effect on our operations and profitability. Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

If we do not obtain clear title to our mineral claims our business may fail.

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. If we are unable to obtain clear title you may lose your entire investment.

We are subject to risks inherent in the mining industry and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

The business of mining for silver and other metals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labour disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Mining operations will be subject to risks normally encountered in the mining business.

Because of the fiercely competitive nature of the mining industry we may be unable to maintain or acquire attractive mining properties on acceptable terms which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive


mining properties on terms it considers acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

As the Province of British Columbia owns the land covered by our mineral claims and native land claims might affect our title to the mineral claims or to British Columbia's title to the property, our business plan may fail.

We are unaware of any outstanding native land claims on the claims. However, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential mining. Should we encounter a situation where a native person or group claims an interest in our claims, we may be able to provide compensation to the affected person in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in these claims. In either case, the costs and/or losses could be greater than our financial capacity and our business may fail.

Risks Related to the Securities Market

The price of our common shares may increase or decrease in response to a number of events and factors, including: trends in the silver mining industry and the fuel cell markets in which we operate; changes in the market price of the commodities we sell; current events affecting the economic situation in Canada; changes in financial estimates and recommendations by securities analysts; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of the our common shares. This volatility may adversely affect the prices of our common shares regardless of our operating performance.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01     Changes in Control of Registrant.

On September 30, 2005 our Company acquired all of the issued and outstanding shares of Power Air in consideration of, among other things, the issuance by the Company of 22,617,275 restricted Shares; which Shares represent approximately 53.97% of the current issued and outstanding shares of our Company. This represents a change in control of Fortune. The change in control, for accounting purposes, constitutes a re-capitalization of Fortune and, therefore, the transaction will be accounted for as a reverse merger whereby the legal acquirer, Fortune, becomes the acquired entity and the legal subsidiary, Power Air, becomes the continuing operations and acquiring company.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a consequence of the Closing of the Share Exchange Agreement: (i) Paul D. Brock remains a director of our Company, however, he resigned from his positions as President and Chief Executive Officer of our Company; (ii) Donald M. Prest resigned as a director of our Company, however, he remains in his positions as Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer of our Company; (iii) Francis Chiew and Alan Whittingham resigned as directors of our Company; (iv) the Company appointed H. Dean Haley, Stephen Williams, Stephen Harrison and William J. Potter as directors of our Company; (v) Mr. Haley was appointed Executive Chairman and Chief Operating Officer of our Company; (vi) Mr. Williams was appointed President and Chief Executive Officer of our Company; (vii) Donald Ceci was appointed Vice President Sales and Marketing of our Company; and (viii) Remy Kozak was appointed Vice President Corporate Development of our Company.

The following is a list of key management and directors of the company:


Director/officer	Position with the Company
H. Dean Haley	Executive Chairman, Chief Operating Officer and a director
Stephen Williams	President, Chief Executive Officer and a director
Stephen Harrison	a director
William J. Potter	a director
Paul D. Brock	a director
Donald Ceci	Vice-President Sales and Marketing
Remy Kozak	Vice-President Corporate Development
Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

The following are the audited financial statements of Power Air for the periods ending June 30, 2005 and June 30, 2004.

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POWER AIR TECH, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

FINANCIAL STATEMENTS

JUNE 30, 2005 AND 2004


TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Power Air Tech, Inc.
Sydney, Australia

We have audited the accompanying balance sheets of Power Air Tech, Inc. (a development stage enterprise) as of June 30, 2005 and 2004, and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended June 30, 2005 and for the period from October 15, 1997 (inception) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred net losses since its inception aggregating $2.2 million as of June 30, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Air Tech, Inc. as of June 30, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2005 and for the period from October 15, 1997 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

September 2, 2005


POWER AIR TECH, INC.

(A Development Stage Enterprise)

Balance Sheets

June 30, 2005 and 2004

_________________________

	2005	2004
	______________	_____________
ASSETS

Current assets
Cash	$ 480	$ 707
Prepaid licensing fees	-	25,000

Total assets	$ 480	$ 25,707

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued licensing fees	$ 37,500	$ -
Accrued franchise taxes	800	2,400
Total current liabilities	38,300	2,400

Other liabilities
Amounts due to affiliates	2,173,045	2,161,445

Total liabilities	2,211,345	2,163,845

Commitments and contingencies (note 4)	-	-

Stockholders' deficit
Common stock, no par value, 10,000 shares authorized
1,000 share issued and outstanding	1,000	1,000
Deficit accumulated during development stage	(2,211,865)	(2,139,138)
Total stockholders' deficit	(2,210,865)	(2,138,138)

Total liabilities and stockholders' deficit	$ 480	$ 25,707

The accompanying notes are an integral part of these financial statements.


POWER AIR TECH, INC.

(A Development Stage Enterprise)

Statements of Operations

For the years Ended June 30, 2005 and 2004

_________________________

	Year Ended June 30, ________________________		October 15, 1997 (Inception) through June 30
	2005	2004	2005
	___________	___________	___________
Expenses
Research and development contract payments to
Lawrence Livermore National Laboratory	$ -	$ -	$ 1,939,187
Licensing fees to Lawrence Livermore
National Laboratory	62,500	37,500	182,146
State franchise taxes	800	800	6,400
Administrative and other expenses	9,427	280	84,132

Net loss	$ (72,727)	$ (38,580)	$(2,211,865)

The accompanying notes are an integral part of these financial statements.


POWER AIR TECH, INC.

(A Development Stage Enterprise)

Statements of Stockholders' Deficit

For the Period from October 15, 1997 (inception)

through June 30, 2005

_________________________

	Common Stock		Deficit Accumulated During Development Stage	Total Stockholders' Deficit

	Shares	Amount
	________	_________	____________	____________

Balance at October 15, 1997 (inception)	-	$ -	$ -	$ -

Issuance of common stock	10,000	1,000	-	1,000

Net loss, inception to June 30, 2003	-	-	(2,100,558)	(2,100,558)

Balance June 30, 2003	10,000	1,000	(2,100,558)	(2,099,558)

Net loss, 2004	-	-	(38,580)	(38,580)

Balance June 30, 2004	10,000	1,000	(2,139,138)	(2,138,138)

Net loss, 2005	-	-	(72,727)	(72,727)

Balance June 30, 2004	10,000	1,000	$(2,211,865)	$(2,210,865)

The accompanying notes are an integral part of these financial statements.


POWER AIR TECH, INC.

(A Development Stage Enterprise)

Statements of Cash Flows

For the Years Ended June 30, 2005 and 2004

_________________________

	Year Ended June 30, ________________________		October 15, 1997 (Inception) through June 30
	2005	2004	2005
	___________	___________	___________

Cash flows used in operating activities
Net loss	$(72,727)	$(38,580)	$(2,211,865)
Changes in operating assets and liabilities
Accrued franchise taxes	(1,600)	(800)	800
Accrued/prepaid licensing fees	62,500	(37,500)	37,500
Net cash used in operating activities	(11,827)	(76,880)	(2,173,565)

Cash flows provided by financing activities
Proceeds from issuance of common stock	-	-	1,000
Advances and increases in amounts due affiliates	11,600	76,957	2,173,045
Net cash provided by financing activities	11,600	76,957	2,174,045

Net increase (decrease) in cash	(277)	77	480

Cash at beginning of year	(707)	(630)	-

Cash at end of year	$ 480	$ 707	$ 480

Cash paid for franchise taxes	$ 2,400	$ -	$ 5,600

The accompanying notes are an integral part of these financial statements.


POWER AIR TECH, INC. (A Development Stage Enterprise)

Notes to Financial Statements

June 30, 2005 and 2004

_________________________

1.          Introduction

Power Air Tech, Inc. ("PAT" or the "Company"), is a Delaware corporation formed October 15, 1997. The Company is wholly-owned by Power Air Dynamics, Ltd., an Australian corporation ("PADL" or the "Parent Company"). The reported results of operations and financial position of the Company would be different if it operated independently from its Parent Company. The corporation was formed to develop a zinc air fuel cell technology. The development was done through a contract with Lawrence Livermore National Laboratory ("LLNL"), an applied science laboratory that is part of the United States Department of Energy managed by the University of California. The Company believes that the development is substantially complete and the technology is ready for commercial application.

The Company is considered a development stage enterprise pursuant to the provisions of Statement of Financial Accounting Standards No. 7 issued by the Financial Accounting Standards Board. To date, it has devoted substantially all of its efforts to establishing a new business and its principal operations have been the development of the zinc air fuel cell product from which it has derived no revenues.

2.          Organization

The financial statements have been prepared on the basis that the Company is a going concern. As shown in the financial statements, the Company as yet has been unable to generate revenues from its technology and has generated losses and a deficit during its development stage aggregating $2.2 million, which has been financed by advances from affiliates and accrued expenses which cannot be satisfied without revenues or additional sources of capital. The Company expects to incur additional losses for the foreseeable future and recognizes its need to raise additional capital in order to develop a viable business. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon its ability to generate operating cash flow through the execution of its business plan and secure funding sufficient to provide for the working capital needs of the business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is currently in the process of executing its business plan. There can be no assurance that management will be successful in implementation of such business plan will actually improve the Company's operating results. The Company will need additional funding to sustain the business through June 30, 2006. Management plans to continue its efforts to secure funds through the issuance of equity and/or debt instruments to fund its operations; however, there are currently no commitments in place from prospective investors and there can be no assurances that the Company will obtain the financing it needs to fund its operations.


POWER AIR TECH, INC. (A Development Stage Enterprise)

Notes to Financial Statements

June 30, 2005 and 2004

_________________________

3.          Summary of Significant Accounting Policies

Principles of accounting

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States that apply to development stage enterprises.

Concentration of credit risk

The Company has minimal cash balances which are maintained in commercial bank checking and money market accounts insured by the Federal Deposit Insurance Corporation. At times balances in these accounts exceed federally insured levels.

Estimates and assumptions

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that effect the amounts reported in the financial statements and the accompanying notes. The accounting estimates that require managements most difficult and subjective judgments include the recovery of assets and the recognition and measurement of liabilities. The actual results experienced by the Company may differ from management's estimates.

Revenue recognition

The Company has not derived revenue as of yet from its operations.

Research and development expenditures

Due to the Company's lack of revenue to date and forecast of significant capital required to develop a market for its technology, the net realizable value of prototype material and intangible assets is not reasonably determinable. Accordingly, all research and development expenditures, including the costs of prototype material and the cost of obtaining intangible assets such as patents have been charged to expense in the financial statements.


POWER AIR TECH, INC. (A Development Stage Enterprise)

Notes to Financial Statements

June 30, 2005 and 2004

_________________________

Income taxes

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets may not be realized.

4.          Commitments and Contingencies

The Company has a patent license agreement with LLNL. Under the terms of this agreement, the Company must reimburse LLNL's annual foreign filing fees and make minimum royalty payments of $87,500 for fiscal 2006 and $100,000 for each fiscal year thereafter until the agreement is terminated by either party. The agreement also provides for royalty payments ranging from 0.45% to 3.55% of net sales that incorporate the licensed technology.

The Company has been operated by an executive officer, H. Dean Haley ("Haley"), under an Executive Service Agreement and by a business entity that is owned by Haley, HDH Group LLC ("HDH") under a Consultancy Agreement. Both agreements are dated October 2, 2000. The Parent Company was the contracting party under both agreements. Payments under the Executive Service Agreement are to be in cash and payments under the Consultancy Agreement, including reimbursement of expenses are to be in cash and in capital stock and options to acquire capital stock of the Parent Company.

Haley and HDH group also retained the services of accounting, administrative and engineering personnel under contract as independent contractors to assist in the development and operation of the Company. The claims related to the performance of these services, including accrued interest on unpaid amounts, are (i) $2.2 million from Haley and HDH and (ii) $331,000 from the independent contractors. The Parent Company disputes the validity of these charges and is currently negotiating settlement of these claims. The ultimate amount for which these charges will be settled cannot be estimated at this time; accordingly none of the claimed amounts have been recorded as an expense in the accompanying financial statements. It is expected that the Parent Company will settle these charges by transfer of capital stock in the Company or its successors, and that such amounts will be material. Thus, none of the claimed amounts have been reflected in the accompanying statements of operations.


POWER AIR TECH, INC. (A Development Stage Enterprise)

Notes to Financial Statements

June 30, 2005 and 2004

_________________________

The Company has concluded that the settlement of this liability will be a type I subsequent event as defined by the American Institute of Certified Public Accountants Auditing Standards, AU Section 560, Subsequent Events. As a result, when the charges are finalized, the Company will record the fair value of consideration given as consulting fees and contributed capital in the period such services were provided, resulting in a restatement of the accompanying financial statements.

5.          Common Stock

The common stock issued and outstanding at June 30, 2005, and 2004 was issued to the Company's parent corporation upon inception of the Company and has not changes. There are no options granted or other agreements under which shares of the Company will be issued except that certain unrelated creditors of the Company are expected to accept equity positions in the Company or it successors in satisfaction of amounts owned to them (see note 4).

6.          Related Party Transactions

Included in amounts due to affiliates is $2,014,100 and $2,002,500 due to the Parent Company at June 30, 2005 and 2004, respectively, and $158,945 due to other subsidiaries of the Parent Company at June 30, 2005 and 2004. The Company expects to settle these obligations by converting the amounts due to capital contributions.

7.          Income Taxes

There is no provision for income taxes, except for minimum Delaware and California taxes, because the Company has incurred losses since inception. Deferred income tax assets reflect the tax effects of net operating losses and state research and development tax credits and have been fully offset by a valuation allowance as realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. The valuation allowance increased by $18,000 and $9,000, during fiscal 2005 and 2004, respectively.

As of June 30, 2005, net operating loss carryforwards for federal income tax purposes were approximately $2.1 million, which expire in the years 2020 through 2025. As of June 30, 2005, net operating loss carryforwards for state income tax purposes were approximately $480,000, which expire in the years 2012 through 2015 and state research and development tax credits were approximately $300,000 which do not expire.

Utilization of net operating loss and credit carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss and credits before utilization.


8.          Subsequent Events

On August 22, 2005, PADL, PAT, Haley and HDH entered into an "Agreement In Principal" (the "Agreement In Principle"), with Fortune Partners, Inc. ("Fortune"). The Agreement In Principle is subject to numerous conditions precedent (collectively, the "Condition Precedent"), calls for Fortune to acquire all of the issued and outstanding shares of PAT from PADL in consideration of, among other matters, the collective issuance from the treasury by Fortune to PADL, the HDH Group and substantially all of the material creditors of PAT, of an aggregate of up to 22,673,000 restricted common shares of Fortune (collectively, the "Purchase"). Fortune, a mineral rights exploration company, is listed on the NASDAQ OTCBB market and is headquartered in Vancouver, British Columbia.

The completion of the proposed Purchase under the Agreement In Principle is subject to a number of Conditions Precedent including, but not limited to: (i) the completion by Fortune of an equity private placement to treasury of not less than U.S. $2.25 million at closing; (ii) the cancellation of not less than 2,500,000 of certain existing founders' common shares of Fortune; and (iii) the closing of the proposed Purchase prior to October 3, 2005.


(b)     Pro forma financial information.

Fortune Partners, Inc.

Pro Forma Balance Sheet

As at June 30, 2005

The following unaudited Pro Forma Balance Sheet has been derived from the audited financial statements of Power Air Tech, Inc. ("PAT") as at June 30, 2005 and the unaudited financial statements of Fortune Partners, Inc. ("FPI") as at June 30, 2005. The unaudited Pro Forma Balance Sheet reflects the acquisition of PAT by FPI in a merger using reverse acquisition accounting. This Pro Forma Balance Sheet reflects a recapitalization of PAT and a $1,356,195 non-brokered unit private placement. Each unit contains one common share of FPI and one warrant to purchase one additional shares at $1.00 for two years from the date of issuance.

The Pro Forma Balance Sheet and Pro Forma Statement of Operations (following) should be read in conjunction with the audited Financial Statements of PAT and the unaudited interim Financial Statements of FPI and the Notes to these financial statements. The Pro Forma Statements do not purport to represent what the Company's results of Operations and Financial Conditions would actually have been if the acquisition of PAT and related financing occurred on July 1, 2004 and are based on available information and the assumptions set forth in the foot notes below, which management believes are reasonable.
	PAT (Historical) $	FPI (Historical) $	Acquisition of PAT (Notes 1, 2 & 3) $	Private Placement (Note 4) $	Pro Forma Adjustments (Note 5) $	Pro Forma Combined $
	______________________________________________________________________________________________
ASSETS

Current Assets
Cash	480	22,463		1,356,195		1,379,138
Prepaid Expenses	0	6,129				6,129
	______________________________________________________________________________________________
Total Current Assets	480	28,592	0	1,356,195	0	1,385,267

Investment - acquisition of Power Air Tech, Inc.			13,632,737		(13,632,737)	0

Total assets	480	28,592	13,632,737	1,356,195	(13,632,737)	1,385,267
	______________________________________________________________________________________________
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	0	32,574				32,574
Accrued liabilities	38,300	1,000				39,300
	______________________________________________________________________________________________
Total current liabilities	38,300	33,574	0	0	0	71,874

Other liabilities
Amounts due to affiliates	2,173,045	0	(2,173,045)	0		0
	______________________________________________________________________________________________
Total liabilities	2,173,045	33,574	(2,173,045)	0	0	71,874
	______________________________________________________________________________________________
						0
Stockholder's deficit						0
						0
Common stock, par value $0.0001, 375,000,000 shares authorized 41,903,729 issued and outstanding (pro forma)	1,000	18,750	38,187	2,086	(18,750)	41,903
Additional Paid in Capital		62,250	16,066,572	1,354,109	(13,694,987)	3,787,944
Donated Capital		25,500			(25,500)	0
Charged to deficit for recapitalization					(4,982)	(4,982)
Deficit accumulated during development stage	(2,211,865)	(111,482)	(299,607)		111,482	(2,511,472)
Total stockholders' deficit
	______________________________________________________________________________________________
Total liabilities and stockholders' deficit	(2,210,865)	(4,982)	(15,805,782)	1,356,195	(13,632,737)	1,313,393
	______________________________________________________________________________________________
						0
	______________________________________________________________________________________________
Total liabilities and stockholders' deficit	480	28,592	13,632,737	1,356,195	(13,632,737)	1,385,267
	______________________________________________________________________________________________


Fortune Partners, Inc.

Pro Forma Statement of Operations

For the Year Ended June 30, 2005

Notes:

            Issuance of 22,075,000 common shares of FPI for 100% of the common shares of PAT having a deemed value of $13,632,737

            Transfer of $2,173,045 owing to the sole shareholder of PAT to equity per the Share Exchange Agreement

            Issuance of 542,275 common shares of FPI in settlement of pre-June 30, 2003 PAT debt to certain independent contractors valued at $299,607 and charged to deficit

            Issuance of 2,086,454 common shares at $0.65 per share for proceeds of $1,356,195.

            Reverse Merger accounting eliminating the shareholders equity of FPI and eliminating the investment in PAT upon consolidation

The following unaudited Pro Forma Statement of Operations has been derived from audited financial statements of Power Air Tech, Inc. ("PAT") for the year ended June 30, 2005 and the unaudited financial statements of Fortune Partners, Inc. ("FPI") for the twelve months ended June 30, 2005.

	PAT (Historical) $	FPI (Historical) $	Acquisition of PAT (Notes 1, 2 & 3) $	Private Placement (Note 4) $	Pro Forma Adjustments (Note 5) $	Pro Forma Combined $
	______________________________________________________________________________________________
Revenue	0	0	0	0	0	0
	______________________________________________________________________________________________

Expenses

Donated Services		25,500				25,500
License Fees	62,500					62,500
Mineral Expenses		12.083				12,083
Professional Fees		69,742				69,742
Other Administrative Expenses	10,227	4,157				14,384
						0
	______________________________________________________________________________________________
Total Expenses	72,727	111,482				184,209
	______________________________________________________________________________________________

Net Loss for the Year	(72,727)	(111,482)				(184,209)
	______________________________________________________________________________________________

Net Loss per share
	______________________________________________________________________________________________

Notes:

Loss per share data shown above are applicable for both primary and fully diluted. Weighted average shares used was 41,903,729 being the number of shares outstanding at July 1, 2004 had the acquisition of PAT and the non-brokered unit private placement consumated at the start of the fiscal year ended June 30, 2005


(c)     Exhibits.

Copies of the following documents are included as Exhibits to this Current Report:
10.1	Share Exchange Agreement among the Company, the Vendor, Power Air, the HDH Group and Mr. Haley, dated for reference effective on August 22, 2005.
10.2	Steve Williams Services Contract between the Company and Stephen Williams, dated for reference effective on October 1, 2005.
10.3	Sales and Marketing Employment Agreement among the Company, Power Air and Donald Ceci, dated for reference effective on October 3, 2005.
10.4	Corporate Development Employment Agreement among the Company, Power Air and Remy Kozak, dated for reference effective on October 3, 2005.
23.1	Consent of Independent Auditors, dated October 5, 2005.

__________


__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE PARTNERS, INC.
Date: October 5, 2005	s/s Paul D. Brock By: Paul D. Brock, Director

__________